EXHIBIT 99.1
                                                                    ------------


--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
MARCH 1, 2005
CONTACT: CHARLES BLACKMON
PHONE: 904-421-1434

                     INTERLINE BRANDS, INC. ANNOUNCES RECORD
                   FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS

JACKSONVILLE, FLA. - MARCH 1, 2005 - INTERLINE BRANDS, INC. (NYSE: IBI)
--------------------------------------------------------------------------------

Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record sales for the fiscal quarter and fiscal year ended December 31, 2004. Sales for fiscal 2004 increased 16.2% over fiscal 2003. Adjusted pro forma earnings per diluted share were $0.91 for fiscal 2004, an increase of 24.7% over adjusted pro forma earnings per diluted share of $0.73 in fiscal 2003. GAAP loss per diluted share was $25.21 for fiscal 2004 compared to a loss per diluted share of $632.74 in fiscal 2003.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "We are very pleased with our sales performance and operating results as we report earnings for the first time after completing our initial public offering ("IPO") on December 21, 2004. We continued to experience strong sales and earnings growth during the fourth quarter, with average daily sales up 15.5%. Our overall business momentum positions us well for sustained success in 2005. I would like to thank all Interline associates for their part in a very successful year."


FOURTH QUARTER 2004 PERFORMANCE

Sales for the fiscal quarter ended December 31, 2004 were $195.5 million, a 23.0% increase over sales of $158.9 million in the comparable 2003 period. The fourth quarter of 2004 included 4 more shipping days than the prior year period, and also included a full quarter of revenues attributable to Florida Lighting, Inc., which was acquired in November 2003. Average daily sales for the fourth quarter of 2004 increased by 15.5% including Florida Lighting operations compared to the same period in 2003. Excluding Florida Lighting operations in 2003 and 2004 respectively, average organic daily sales for the fourth quarter of 2004 increased by 11.8% compared to the same period in 2003.

"The favorable sales environment was marked by continued strength in the professional contractor and facilities maintenance markets. We are very pleased with the continued success of our new product initiatives, as well as growth in our national accounts and supply chain growth programs", remarked William Sanford, Interline's Chief Operating Officer.

Gross profit increased $14.3 million to $75.5 million for the fourth quarter of 2004, up from $61.3 million in the 2003 comparable period. As a percentage of net sales, gross profit improved by 10 basis points in the fourth quarter of 2004 to 38.6%, up from 38.5% in the comparable period last year. The improvement in the gross profit percentage was due to better pricing and increased sales of private label products offset by strong sales of heating, ventilation and air conditioning ("HVAC") equipment and water heaters, which generally carry lower gross margins.

SG&A expenses for the fourth quarter of 2004 were $54.0 million compared to $44.4 million for the fourth quarter of 2003. As a percentage of net sales, SG&A expenses were 27.6% in the fourth quarter of 2004 compared to 27.9% in the fourth quarter of 2003. "The improvement in SG&A expenses as a percentage of net sales was largely due to the work of our operations team in improving distribution center and logistics productivity", remarked Mr. Grebe.

Operating income was $9.1 million for the fourth quarter of 2004, which included $9.2 million in IPO-related expenses. Excluding these expenses, adjusted operating income was $18.3 million for the fourth quarter of 2004 compared to operating income of $14.5 million for the fourth quarter of 2003, an increase of 26.0%.

Assuming the IPO and related transactions had occurred at the start of the year, adjusted pro forma net income for the fourth quarter of 2004 was $7.7 million, or $0.24 per diluted share, compared to $6.0 million, or $0.19 per diluted share, for the fourth quarter of 2003, representing an increase over the prior year of 26.3%. The fourth quarter net loss attributable to common shares, presented on a basis consistent with generally accepted accounting principles, was $12.3 million, or $2.33 per diluted share, compared to a loss of $8.4 million, or $129.83 per diluted share, for the fourth quarter of fiscal 2003.


FISCAL YEAR 2004 PERFORMANCE

Sales for the fiscal year ended December 31, 2004 were $743.9 million, a 16.2% increase over sales of $640.1 million for the fiscal year ended December 26, 2003. Average daily sales increased 14.4% to $2.91 million. Excluding the impact of Florida Lighting in 2003 and 2004, respectively, and a freight reclassification announced in the third quarter of 2003, average organic daily sales increased 9.0% for fiscal year 2004 compared to 2003. This sales increase was primarily due to the success of the company's growth investments that were put in place at the beginning of 2004, as well as improving conditions in its end markets.

Gross profit increased $41.2 million to $285.4 million for the 2004 fiscal year from $244.2 for the 2003 fiscal year. As a percentage of net sales, gross profit was 38.4% in fiscal year 2004 compared to 38.2% in fiscal year 2003. The improvement in the gross profit percentage for the year was related to the favorable effect of having a full year of higher margin Florida Lighting sales, sales growth in the private label program, and favorable pricing offset by higher sales of lower margin HVAC equipment and water heaters.

SG&A expenses were $202.1 million for fiscal year 2004 compared to $171.1 million for fiscal year 2003. As a percentage of net sales, SG&A expenses were 27.2% in fiscal year 2004 compared to 26.7% in fiscal year 2003. This increase in SG&A expenses as a percentage of net sales was primarily the result of investments in sales growth initiatives put in place at the beginning of 2004.

Operating income for 2004 was $61.5 million including the $9.2 million in previously mentioned IPO-related expenses. Excluding these expenses, adjusted operating income was $70.7 million for the 2004 fiscal year, compared to operating income of $61.6 million for the 2003 fiscal year, an increase of 14.8%.

Assuming the IPO and related transactions had taken place at the start of the year, adjusted pro forma net income for the 2004 fiscal year was $29.3 million, or $0.91 per diluted share, compared to $23.4 million, or $0.73 per diluted share, for the 2003 fiscal year, representing an increase over the prior year of 24.7%. For the 2004 fiscal year, the net loss attributable to common shares, presented on a basis consistent with generally accepted accounting principles, was $36.3 million, or $25.21 per diluted share, compared to a loss of $41.5 million, or $632.74 per diluted share, for fiscal 2003.


BUSINESS OUTLOOK

"Our initial public offering has provided Interline with additional flexibility to aggressively pursue growth opportunities and benefit from favorable operating trends. I believe 2005 holds significant opportunities for the Company, our shareholders and our associates," said Mr. Grebe.

For the first quarter of fiscal year 2005, the Company projects the following ranges of performance, excluding the impact of any potential acquisitions:

    o Sales: $185.0 million - $190.0 million, an average daily sales rate increase of approximately 6% - 8%; and

    o Pro forma net income per diluted share of $0.20 - $0.22, an increase of approximately 18% - 29% over Q1 2004 adjusted pro forma net income per diluted share of $0.17; and

    o GAAP net income per diluted share of $0.01 - $0.03 compared to a GAAP loss per diluted share of $153.00 for Q1 2004.

For fiscal year 2005, the company projects the following ranges compared to fiscal year 2004, excluding the impact of any potential acquisitions:

    o Sales: $775.0 million - $790.0 million, an average daily sales rate increase of approximately 5% - 8%; and

    o Pro forma net income per diluted share of $1.03 - $1.06, an increase of approximately 13% - 16% over fiscal year 2004 adjusted pro forma net income per diluted share of $0.91; and

    o GAAP net income per diluted share of $0.84 - $0.87 compared to a GAAP loss per diluted share of $25.21 for fiscal 2004.

The pro forma net income per diluted share amounts for the first quarter and fiscal year 2005 business outlook exclude a $10.3 million loss on early extinguishment of debt, which was incurred in January 2005 when the Company used part of the proceeds from the IPO to redeem $70.0 million principal amount of its 11.5% senior subordinated notes. This redemption was made thirty days after the closing of the initial public offering, which was in line with the 30-day irrevocable notice period required by the indenture governing the 11.5% senior subordinated notes.


Conference Call

Interline Brands will host a conference call March 2, 2005 at 11 a.m. Eastern Standard time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 3722287.
This recording will expire on March 16, 2005.


About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to over 150,000 professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain transactions that were associated with the Company's IPO that affected the period over period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These transactions included the recording of IPO-related activities such as the forgiveness of shareholder loans, the payment of one-time IPO related bonuses, the recording of the expense associated with the early extinguishment of debt and the termination of interest rate swap arrangements, as well as the timing effect of paying off debt at the time the IPO was funded. In order to present a meaningful comparison, the table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the periods presented. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's, Registration Statement of Form S-1, as amended (Commission File No. 333-116482). These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND DECEMBER 26, 2003 (In thousands, except share data)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                      2004             2003
                                                                                                   ---------        ---------
ASSETS

CURRENT ASSETS:
         Cash and cash equivalents                                                                 $  69,178        $   1,612
         Cash - restricted                                                                                --            1,000
         Accounts receivable - trade (net of allowance for doubtful accounts
           of $6,929 and $6,316)                                                                      98,511           83,684
         Accounts receivable - other                                                                  17,828           12,932
         Inventory                                                                                   145,532          119,301
         Prepaid expenses and other current assets                                                     3,204            4,260
         Deferred income taxes                                                                        12,084           10,318
                                                                                                   ---------        ---------
                    Total current assets                                                             346,337          233,107

PROPERTY AND EQUIPMENT, net                                                                           28,767           30,605

GOODWILL                                                                                             203,848          202,227

OTHER INTANGIBLE ASSETS, net                                                                          85,361           90,632

OTHER ASSETS                                                                                           9,067            8,711
                                                                                                   ---------        ---------
TOTAL ASSETS                                                                                       $ 673,380        $ 565,282
                                                                                                   =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
         Current portion of long-term debt                                                         $   1,000        $   7,000
         Accounts payable                                                                             53,260           43,180
         Accrued expenses and other current liabilities                                               22,180           19,623
         Accrued interest payable                                                                      3,042            5,803
         Accrued merger expenses                                                                       6,131            4,739
         Income taxes payable                                                                          7,372               --
                                                                                                   ---------        ---------
                    Total current liabilities                                                         92,985           80,345

LONG-TERM LIABILITIES:
         Deferred income taxes                                                                        25,221           22,543
         Interest rate swaps                                                                              --           12,793
         Long-term debt, net of current portion                                                      302,275          334,525
                                                                                                   ---------        ---------
TOTAL LIABILITIES                                                                                    420,481          450,206
                                                                                                   ---------        ---------
COMMITMENTS AND CONTINGENCIES

SENIOR PREFERRED STOCK, 20,000,000 shares authorized; no shares outstanding as of December 31, 2004; $0.01 par value, 27,000,000 shares authorized;
  23,600,014 shares issued and outstanding; at liquidation value as of December 26, 2003                  --          379,612
                                                                                                   ---------        ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
         Common stock; $0.01 par value, 100,000,000 shares authorized; 31,917,000 issued and outstanding as of December 31, 2004: 91,350 shares authorized;
         64,975 shares issued and outstanding as of December 26, 2003                                    319                1
         Accumulated deficit                                                                        (301,836)        (265,548)
         Additional paid-in capital                                                                  553,561            1,993
         Stockholder loans                                                                                --           (1,545)
         Accumulated other comprehensive income                                                          855              563
                                                                                                   ---------        ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                                              252,899         (264,536)
                                                                                                   ---------        ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                           $ 673,380        $ 565,282
                                                                                                   =========        =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004, DECEMBER 26, 2003 AND DECEMBER 27, 2002 (In
thousands except share data)
-------------------------------------------------------------------------------------------------------------------------

                                                                      2004                 2003                 2002
                                                                   -----------          -----------          -----------
NET SALES                                                          $   743,905          $   640,138          $   637,530
COST OF SALES                                                          458,516              395,894              401,212
                                                                   -----------          -----------          -----------
    Gross profit                                                       285,389              244,244              236,318
                                                                   -----------          -----------          -----------

OPERATING EXPENSES :
    Selling, general and administrative expenses                       202,084              171,091              164,328
    Depreciation and amortization                                       12,600               10,949               11,282
    IPO related expenses                                                 9,215                   --                   --
    Special costs and expenses                                              --                  607                4,893
                                                                   -----------          -----------          -----------
       Total operating expense                                         223,899              182,647              180,503
                                                                   -----------          -----------          -----------
OPERATING INCOME                                                        61,490               61,597               55,815

CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                              8,232                5,272               (5,825)

LOSS ON EXTINGUISHMENT OF DEBT                                            (660)             (14,893)                  --

INTEREST EXPENSE                                                       (39,933)             (40,516)             (38,778)

INTEREST INCOME                                                            135                  199                   --

OTHER INCOME                                                               454                   40                  153
                                                                   -----------          -----------          -----------
    Income before income taxes                                          29,718               11,699               11,365

PROVISION FOR INCOME TAXES                                              11,617                4,547                4,219
                                                                   -----------          -----------          -----------

NET INCOME                                                              18,101                7,152                7,146

PREFERRED STOCK DIVIDENDS                                              (54,389)             (48,623)             (42,470)
                                                                   -----------          -----------          -----------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                         $   (36,288)         $   (41,471)         $   (35,324)
                                                                   ===========          ===========          ===========

LOSS PER COMMON SHARE - BASIC                                      $    (25.21)         $   (632.74)         $   (538.55)
                                                                   ===========          ===========          ===========

LOSS PER COMMON SHARE - DILUTED                                    $    (25.21)         $   (632.74)         $   (538.55)
                                                                   ===========          ===========          ===========

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                          1,439,322               65,540               65,592
                                                                   ===========          ===========          ===========

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                        1,439,322               65,540               65,592
                                                                   ===========          ===========          ===========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 26, 2003
(In thousands except share data)
----------------------------------------------------------------------------------------------------------------

                                                                      THREE MONTHS               THREE MONTHS
                                                                         ENDED                      ENDED
                                                                   DECEMBER 31, 2004          DECEMBER 26, 2003
                                                                   -----------------          -----------------

NET SALES                                                             $   195,522                $   158,903
COST OF SALES                                                             119,987                     97,653
                                                                      -----------                -----------
    Gross profit                                                           75,535                     61,250
                                                                      -----------                -----------
OPERATING EXPENSES :
    Selling, general and administrative expenses                           54,021                     44,413
    Depreciation and amortization                                           3,185                      2,191
    IPO related expenses                                                    9,215                         --
    Special costs and expenses                                                 --                         97
                                                                      -----------                -----------
       Total operating expense                                             66,421                     46,701
                                                                      -----------                -----------
OPERATING INCOME                                                            9,114                     14,549
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                                 2,031                      1,989
LOSS ON EXTINGUISHMENT OF DEBT                                               (660)                        --
INTEREST EXPENSE                                                           (9,371)                   (10,370)
INTEREST INCOME                                                                69                         99
OTHER INCOME (EXPENSE)                                                        155                         (6)
                                                                      -----------                -----------
    Income before income taxes                                              1,338                      6,261
PROVISION FOR INCOME TAXES                                                    372                      1,981
                                                                      -----------                -----------
NET INCOME                                                                    966                      4,280
PREFERRED STOCK DIVIDENDS                                                 (13,234)                   (12,718)
                                                                      -----------                -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                            $   (12,268)               $    (8,438)
                                                                      ===========                ===========
LOSS PER COMMON SHARE - BASIC                                         $     (2.33)               $   (129.83)
                                                                      ===========                ===========
LOSS PER COMMON SHARE - DILUTED                                       $     (2.33)               $   (129.83)
                                                                      ===========                ===========


WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                             5,265,970                     64,995
                                                                      ===========                ===========
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                           5,265,970                     64,995
                                                                      ===========                ===========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, DECEMBER 26, 2003 AND DECEMBER 27, 2002 (In thousands)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                         2004             2003             2002
                                                                                      ---------        ---------        ---------
OPERATING ACTIVITIES:
  Net income                                                                          $  18,101        $   7,152        $   7,146
  Adjustments to reconcile net income to
    net cash (used in)  provided by operating activities:
    Depreciation and amortization                                                        12,600           10,949           11,282
    Amortization and write-off of debt issuance costs                                     2,558            8,374            1,669
    Accretion and write-off of discount on 16% senior subordinated notes                     --            4,410              391
    Redemption premium on 16% senior subordinated notes                                      --            3,879               --
    Deferred compensation                                                                    --               --              765
    Change in fair value of interest rate swaps                                         (12,793)          (5,272)           5,825
    Loss on disposal of property and equipment                                               10                3              438
    Interest income on stockholder loans                                                    (30)            (105)             (76)
    Forgiveness  of shareholder notes                                                     1,875               --               --
    Deferred income taxes                                                                 1,709            1,024              420
    Senior subordinated notes issued for interest due                                        --            1,674            2,813
    Changes in assets and liabilities which provided (used) cash, net of effects of acquisition:
      Cash - restricted                                                                   1,000             (671)              --
      Accounts receivable - trade                                                       (14,826)             449            2,074
      Accounts receivable - other                                                        (2,863)             120           (4,293)
      Inventory                                                                         (26,231)           9,050           (7,329)
      Prepaid expenses and other current assets                                           1,056            1,737           (2,462)
      Other assets                                                                         (516)            (307)              (6)
      Accrued interest payable                                                           (2,760)           1,394           (1,187)
      Accounts payable                                                                   10,080          (11,106)            (610)
      Accrued expenses and other current liabilities                                      2,846            1,718           (1,351)
      Accrued merger expenses                                                              (591)          (1,383)          (3,074)
      Income taxes payable                                                                7,372               --           (2,020)
                                                                                      ---------        ---------        ---------

           Net cash (used in) provided by operating activities                           (1,403)          33,089           10,415
                                                                                      ---------        ---------        ---------

INVESTING ACTIVITIES:
  Purchase of property and equipment                                                     (6,763)          (4,556)          (4,944)
  Purchase of investment and other assets                                                    --           (3,850)              --
  Dividends from equity investment                                                          158               --               --
  Acquisition of businesses, net of cash acquired                                          (724)         (18,389)              --
                                                                                      ---------        ---------        ---------

           Net cash used in investing activities                                         (7,329)         (26,795)          (4,944)
                                                                                      ---------        ---------        ---------

FINANCING ACTIVITIES:
  (Decrease) increase in revolving credit facility, net                                      --          (18,500)          14,500
  Repayment of long-term debt                                                           (38,250)        (319,236)         (17,750)
  Payment of debt issuance costs                                                         (1,296)         (13,011)             (35)
  Proceeds from sale of common stock                                                    174,609               --               --
  Initial public offering costs                                                          (4,057)              --               --
  Redemption of preferred stock                                                         (55,000)            (215)              --
  Proceeds from refinancing transaction                                                      --          340,000               --
                                                                                      ---------        ---------        ---------

           Net cash provided by (used in) financing activities                           76,006          (10,962)          (3,285)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                292              723               44
                                                                                      ---------        ---------        ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     67,566           (3,945)           2,230
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                              1,612            5,557            3,327
                                                                                      ---------        ---------        ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                $  69,178        $   1,612        $   5,557
                                                                                      =========        =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                                          $  40,726        $  33,258        $  35,105
                                                                                      =========        =========        =========
    Income taxes (net of refunds)                                                     $   1,937        $   1,353        $   7,989
                                                                                      =========        =========        =========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Dividends on preferred stock                                                        $  54,389        $  48,623        $  42,470
                                                                                      =========        =========        =========
  Note issued for purchase of business and accrual of additional purchase price       $      --        $   4,300        $      --
                                                                                      =========        =========        =========
  Note issued for purchase of investment                                              $      --        $   3,275        $      --
                                                                                      =========        =========        =========
  Exercise of underwriters over-allotment options                                     $   2,333        $      --        $      --
                                                                                      =========        =========        =========
  Conversion of preferred stock                                                       $ 379,001        $      --        $      --
                                                                                      =========        =========        =========
  Adjustment to liabilities assumed and goodwill on businesses acquired               $   2,193        $      --        $      --
                                                                                      =========        =========        =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(In thousands, except share and per share data)

                                                                         THREE MONTHS ENDED                  FISCAL YEAR
                                                                    ---------------------------       --------------------------
                                                                    DECEMBER 31,   DECEMBER 26,       DECEMBER 31,  DECEMBER 26,
                                                                        2004           2003              2004           2003
                                                                    ------------   ------------       ------------  ------------
Operating Income (GAAP)                                               $ 9,114        $14,549           $61,490        $61,597
     Additional compensation expense for forgiveness of
       shareholder loans and one-time bonuses                           9,215             --             9,215             --
                                                                      -------        -------           -------        -------
Adjusted Operating Income                                             $18,329        $14,549           $70,705        $61,597
                                                                      =======        =======           =======        =======

------------------------------------------------------------------------------------------------------------------------------------

                                                                         THREE MONTHS ENDED                 FISCAL YEAR
                                                                   ----------------------------    ----------------------------
                                                                   DECEMBER 31,     DECEMBER 26,   DECEMBER 31,    DECEMBER 26,
                                                                       2004            2003             2004             2003
                                                                   ------------    ------------    ------------    ------------
Income before income taxes (GAAP)                                  $      1,338    $      6,261    $     29,718    $     11,699

  Add back the following items:
     Eliminate the change in fair value of interest rate swaps           (2,031)         (1,989)         (8,232)         (5,272)
     Loss on early extinguishment of debt                                   660              --             660          14,893
     Adjust interest expense associated with use of IPO proceeds          3,190           4,806          16,785          17,063
       to repay or redeem portions of the previously existing
       term loan and outstanding 11.5% notes and elimination of
       amortization of deferred financing fees
     Additional compensation expense for forgiveness of                   9,215              --           9,215              --
       shareholder loans and one-time bonuses
                                                                   ------------    ------------    ------------    ------------
             Adjusted pro forma income before income taxes               12,372           9,078          48,146          38,383
     Income taxes                                                         4,685           3,080          18,820          14,954
                                                                   ------------    ------------    ------------    ------------
Adjusted pro forma net income                                      $      7,687    $      5,998    $     29,326    $     23,429
                                                                   ============    ============    ============    ============

Adjusted pro forma net income per share - basic                    $       0.24    $       0.19    $       0.92    $       0.73
Adjusted pro forma net income per share - diluted                  $       0.24    $       0.19    $       0.91    $       0.73

Shares outstanding - basic                                           31,917,000      31,917,000      31,917,000      31,917,000
Shares outstanding - diluted                                         32,102,820      32,102,820      32,102,820      32,102,820

------------------------------------------------------------------------------------------------------------------------------------
Daily Sales Calculations                                THREE MONTHS ENDED                               TWELVE MONTHS ENDED
                                              -----------------------------------------     ----------------------------------------
                                              DECEMBER 31,     DECEMBER 26,       %         DECEMBER 31,    DECEMBER 26,       %
                                                  2004            Q4 2003      VARIANCE          2004           2003        VARIANCE
                                              ------------     ------------    --------     ------------    ------------    --------
Net Sales                                      $ 195,522        $ 158,903        23.0%       $ 743,905       $ 640,138        16.2%
Less : Florida Lighting                           (6,209)         (32,274)
          Freight Revenue Reclassification        (2,745)
                                               ---------        ---------        ----        ---------       ---------     -------
Organic Sales                                  $ 189,313        $ 158,903        19.1%       $ 708,885       $ 640,138        10.7%
                                               =========        =========        ====        =========       =========     =======

Daily Sales:
  Ship Days                                           65               61                                          256       252
  Average Daily Sales                          $   3,008        $   2,605        15.5%       $   2,906       $   2,540        14.4%
                                               =========        =========        ====        =========       =========     =======
  Average Organic Daily Sales                  $   2,913        $   2,605        11.8%       $   2,769       $   2,540         9.0%
                                               =========        =========        ====        =========       =========     =======

Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time. Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period and excluding the effect of the freight reclassification announced in the third quarter of 2003.

------------------------------------------------------------------------------------------------------------------------------------

                                                                      THREE MONTHS ENDED                  FISCAL YEAR
                                                                 ----------------------------    ----------------------------
                                                                 DECEMBER 31,    DECEMBER 26,    DECEMBER 31,    DECEMBER 26,
                                                                     2004            2003            2004            2003
                                                                 ------------    ------------    ------------    ------------
Adjusted EBITDA:
Net income (GAAP)                                                 $    966        $  4,280        $ 18,101        $  7,152
Interest expense                                                     9,371          10,370          39,933          40,516
Interest income                                                        (69)            (99)           (135)           (199)
Change in fair value of interest rate swaps                         (2,031)         (1,989)         (8,232)         (5,272)
Loss on extinguishment of debt                                         660              --             660          14,893
Provision (benefit) for income taxes                                   372           1,981          11,617           4,547
Additional compensation expense for forgiveness of
   shareholder loans and one-time bonuses                            9,215              --           9,215              --
Depreciation and amortization                                        3,185           2,191          12,600          10,949
                                                                  --------------------------------------------------------
Adjusted EBITDA                                                   $ 21,669        $ 16,734        $ 83,759        $ 72,586
                                                                  ========================================================

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps, loss on extinguishment of debt, additional compensation expense for forgiveness of shareholder loans and one-time bonuses that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.